UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 14, 2012

SATCON TECHNOLOGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11512	04-2857552
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

25 Drydock Avenue, Boston, Massachusetts	02210-2377
(Address of Principal Executive Offices)	(Zip Code)

(617) 897-2400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

Agreement regarding Convertible Note

As previously disclosed, on June 30, 2011, Satcon Technology Corporation (the “Company”) issued a Subordinated Convertible Note in the original principal amount of $16,000,000 to an institutional investor (the “Holder”), which was amended by the Company and the Holder on December 1, 2011 and April 20, 2012 (as amended, the “Note”).  As also previously disclosed, on October 17, 2012, the Company and certain of its subsidiaries filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”).

On November 14, 2012, the Company and the Holder entered into a stipulation regarding the Note (the “Stipulation”) and agreed that, among other things, the Company will honor the Holder’s conversion notices issued on and after the date an order is entered approving the Stipulation (the “Approval Order”) by the Bankruptcy Court, at a conversion rate equal to 88% of the “Market Price” applicable on the conversion date, as defined in Section 30(p) of the Note.  All pre-petition conversion notices issued by the Holder to the Company for which shares of the Company’s common stock (the “Common Stock”) have not been issued shall be deemed by the parties to be withdrawn.

Pursuant to the Stipulation, the principal amount of the Note will be reduced at the rate of $2.00 for every $1.00 of principal of the Note subject to a conversion notice issued by the Holder to the Company after the Approval Order is entered and the maximum amount that the Holder will be permitted to claim in the Company’s bankruptcy cases will be the amount of $6.93 million, subject to further reductions of principal as a result of conversions in accordance with the Stipulation.  The Stipulation also provides that the Holder shall at no time own more than 4.99% of the aggregate amount of issued and outstanding shares of Common Stock, and that the Company will have the right to assert that compliance with a given conversion notice will jeopardize the Company’s tax attributes in which case if the Holder and the Company disagree about the Company’s position, they may seek relief from the Bankruptcy Court.

On November 15, 2012, the Bankruptcy Court entered the Approval Order.

The description of the Stipulation is not complete and is qualified in its entirety by reference to the full text of the Stipulation, as submitted to the Bankruptcy Court, which is attached as an exhibit to this Current Report on Form 8-K.  Readers should review the Stipulation for a complete understanding of the terms and conditions of the Stipulation.

Item 3.02        Unregistered Sales of Equity Securities.

The information contained in Item 1.01 above is incorporated herein by reference.  The Note was offered and sold to an accredited investor pursuant to an exemption from the registration requirements under Section 4(2) of the Securities Act of 1933, as amended, and Rule 506 of Regulation D promulgated thereunder.

Item 9.01   Financial Statements and Exhibits.

(d)           Exhibts

Exhibit No.	Description

10.1	Stipulation, dated as of November 14, 2012, by and between the Company and the Holder.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SATCON TECHNOLOGY CORPORATION

Date: November 19, 2012	By:	/s/ Aaron Gomolak
Aaron Gomolak
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Stipulation, dated as of November 14, 2012, by and between the Company and the Holder.